UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2026
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OneWater Marine Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (678) 541-6300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 1, 2026, Jeffrey B. Lamkin notified the board of directors (the "Board") of OneWater Marine Inc. (the “Company”), of his decision to resign from the Board, effective as of the close of business on September 3, 2026 pursuant to Section 7.5 of the Company's Bylaws. Effective upon his resignation from the Board, Mr. Lamkin will also cease to serve as a member of the Audit Committee of the Board. Mr. Lamkin's decision to resign was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Following Mr. Lamkin’s resignation, pursuant to Section 3.9 of the Company's Bylaws, the Board elected to reduce the size of the Board from nine to eight directors, effective as of the close of business on September 3, 2026.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
*99.1	Resignation Letter of Jeffery Lamkin, dated September 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Operating Officer and Chief Financial Officer
Dated: September 8, 2026